UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2005

Hiland Partners, LP

(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West Male, Suite 1100

Enid, Oklahoma 73701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Compensation of Executive Officers.

On November 9, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Hiland Partners GP, LLC (“GP LLC”), the general partner of Hiland Partners, LP, approved annual salary bases effective November 1, 2005 for its executive officers.  The annual salary of Messrs. Moeder, Maples and Duty is $225,000, $190,000 and $140,000, respectively.

Restricted Unit Grants to Directors

On August 10, 2005, the Committee approved the grant to each non-employee director of 2,000 restricted units that vest in quarterly increments on the anniversary date of the grant over a period of four years.  The Committee also approved the grant to future non-employee directors upon joining the Board of Directors of GP LLC.  On August 10, 2005, Messrs. Greenwood, Doherty and Reid received 2,000 restricted units and on September 30, 2005, Mr. Odell received 2,000 restricted units.

Item 9.01 Financial Statements and Exhibits

(C)                             Exhibits

10.1                           Form of Restricted Unit Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

	By:	Hiland Partners GP, LLC,
its General Partner

	By:	/s/ Ken Maples
		Name:	Ken Maples
		Title:	Chief Financial Officer, Vice President— Finance, Secretary and Director

November 14, 2005

EXHIBIT INDEX

10.1                           Form of Restricted Unit Grant Agreement